UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2014 (July 21, 2014)

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On July 21, 2014, Allergan, Inc. (“Allergan”) announced that its recently approved 5 year strategic plan (the “Strategic Plan”) is expected to deliver a compounded annual growth rate of greater than 20% non-GAAP diluted earnings per share (“Adjusted EPS”), including an estimated 2016 Adjusted EPS of approximately $10.00 (the “Adjusted EPS Target”). To emphasize Allergan’s commitment to achieving the Adjusted EPS Target and further align the compensation of Allergan’s executive officers and other key employees (the “Selected Employees”) with the delivery of sustained stockholder value, on July 21, 2014, Allergan’s Organization and Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the application of performance vesting criteria to certain non-qualified stock options to be granted to the Selected Employees in the first quarter of 2015. Specifically, one-half of each Selected Employee’s 2015 stock option grant (“Performance Vested Shares”) will vest, if at all, upon the achievement of the following performance criteria and time vesting criteria:

—	Performance Vesting – The performance vesting criteria will be satisfied on the following schedule: 100% of the Performance Vested Shares may vest upon achievement of the Adjusted EPS Target, excluding the effect of any extraordinary share repurchase program; provided that the number of Performance Vested Shares may decrease to 50% or increase to 200% of the original grant based on Allergan’s actual 2016 Adjusted EPS performance; and

—	Time Vesting – The time vesting criteria will be satisfied on the following schedule, subject to the Selected Employee’s continuous employment by Allergan, and with respect to a number of Performance Vested Shares issued pursuant to the performance vesting criteria: (i) 50% of Performance Vested Shares on the second anniversary of the grant date; (ii) 25% of Performance Vested Shares on the third anniversary of the grant date; and (iii) the remaining 25% of Performance Vested Shares on the fourth anniversary of the grant date.

In addition, to further underscore Allergan’s commitment to achieving the Adjusted EPS Target and motivate the Selected Employees to deliver the compounded annual growth to Adjusted EPS contemplated by the Strategic Plan, the Compensation Committee approved the grant of a special performance-based award of restricted stock units (“Performance RSUs”) to the Selected Employees, excluding Allergan’s Chief Executive Officer, David E.I. Pyott (the “Performance Employees”). The Performance RSUs will be granted in the fourth quarter of 2014 and will cliff vest, if at all, upon the achievement of both of the following performance targets, subject to the Performance Employee’s continuous employment: (1) achievement of the Adjusted EPS Target, excluding the effect of any extraordinary share repurchase program; and (2) achievement of a three-year (2014-2016) total stockholder return (stock price appreciation plus dividends) (“TSR”) that meets or exceeds the three-year median TSR during the same period for Allergan’s compensation peer group (“TSR Target”). In the event Allergan achieves the TSR Target, the Performance Employees may vest in up to 200% of the Performance RSUs based on Allergan’s actual 2016 EPS performance; provided that Performance Employees will vest in 0% of the Performance RSUs if the Adjusted EPS Target is not achieved. Allergan expects that it will recognize a cost of approximately $25 million associated with the grant of the Performance RSUs. In the event that the performance targets applicable to the Performance RSUs are achieved, Allergan’s stockholders will realize value associated with 2014 Adjusted EPS growth of 20-22%, and compounded 2015 and 2016 Adjusted EPS growth of approximately 20%.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Allergan has filed a preliminary solicitation statement with the Securities and Exchange Commission (the “SEC”) on July 15, 2014 and intends to file a definitive solicitation statement. Any definitive solicitation statement will be mailed to stockholders of Allergan. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by Allergan at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan’s website at www.allergan.com.

Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan’s stockholders. Information regarding the names of Allergan’s directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 7, 2014. To the extent holdings of Allergan’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding future non-GAAP diluted earnings per share. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Allergan’s control. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Allergan, as well as Allergan’s public filings with the SEC, including the discussion under the heading “Risk Factors” in Allergan’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s reports, press releases and additional information about Allergan are available at www.allergan.com or you can contact Allergan’s information agent, Innisfree M&A Incorporated, at 877-800-5187.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: July 23, 2014	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Associate General Counsel and Secretary